EXHIBIT G
                          REGISTRATION RIGHTS AGREEMENT
                          -----------------------------

     This Registration Rights Agreement (the "Agreement") is made as of March 30, 2000, by and among INFONOW CORPORATION, a Delaware corporation (the "Company"), and certain holders of securities of the Company listed on Exhibit A attached hereto (the "Stockholders").

     WHEREAS, as of the date hereof, the Company and the Stockholders are entering into a Common Stock Purchase Agreement (the "Common Stock Purchase Agreement") for the purchase of shares of common stock, par value $0.001 per share of the Company (the "Common Stock");

     WHEREAS, pursuant to the Common Stock Purchase Agreement, the Stockholders and the Company have agreed to execute and deliver this Agreement to provide for certain registration rights as set forth herein.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


     1. Definitions. As used in this Agreement, (i) terms defined in the first paragraph, preliminary statements or other sections of this Agreement, shall have the meanings set forth therein, (ii) capitalized terms used in this Agreement and not otherwise defined herein shall have the meaning ascribed to such terms in the Common Stock Purchase Agreement and (iii) the following terms shall have the following respective meanings:

     "Registrable Securities" shall mean shares of the Common Stock held by the Stockholders or any of their respective successors or assigns; and (iii) any securities issued or issuable with respect to the Common Stock upon any stock split or stock dividend or in connection with any merger, consolidation, recapitalization or similar event; provided, however, that any shares described in clauses (i)-(ii) above which have been resold to the public shall cease to be Registrable Securities upon such resale.

     The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

     "Registration Expenses" shall mean all expenses incurred by the Company in complying with Sections 2 and 4 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company and reasonable fees of one counsel for the Stockholders, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration; provided, however, that Registration Expenses shall not include Selling Expenses.

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     "SEC" shall mean the Securities and Exchange Commission or any successor agency.

     "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     "Selling Expenses" shall mean all underwriting discounts, selling commissions, brokerage fees and stock transfer taxes applicable to the securities registered on behalf of the Stockholders.

     "Shelf Registration Statement" shall mean a "shelf" registration statement of the Company which covers all of the Registrable Securities (but no other securities unless approved by the Stockholders), on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case, including the prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

     2. Registration. The Company shall:

     (a) as soon as practicable, but in no event later than 90 days following the Closing Date, file with the SEC a Shelf Registration Statement relating to the offer and sale of the Registrable Securities by the Stockholders from time to time through the OTC Bulletin Board, the Nasdaq Stock Market or the facilities of any national securities exchange on which the Common Stock is then traded or in privately-negotiated transactions and in accordance with the methods of distribution set forth in such Shelf Registration Statement;

     (b) use its best efforts to cause the Shelf Registration Statement to be declared effective as promptly as practicable after filing thereof with the SEC, but no later than 180 days after the Closing Date;

     (c) use its best efforts to keep the Shelf Registration Statement continuously effective, including preparing and filing with the SEC amendments and supplements to the Shelf Registration Statement, in order to permit the prospectus forming part of the Shelf Registration Statement to be usable by the Stockholders for a period terminating the earlier of (i) twenty-four months from the Closing Date (subject to extension as provided in Section 4(i)), (ii) the date on which the Registrable Securities may be resold by all of the Stockholders without registration by reason of Rule 144(k) under the Securities Act or any other rule of similar effect or (iii) the date when all Registrable Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement; and

     (d) notwithstanding any other provisions contained herein, use its best efforts to ensure that (i) the Shelf Registration Statement and any amendment thereto and any prospects forming a part thereof and any supplement thereto complies in all material respects with the Securities Act, (ii) the Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements

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


therein not misleading and (iii) any prospectus forming part of the Shelf Registration Statement, and any supplement to such prospectus (as amended or supplemented from time to time), does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading.

     For purposes of this Section 2, the Shelf Registration Statement will not be deemed to have become effective unless it has been declared effective by the SEC, provided, however, that if, after it has been declared effective by the SEC, the effectiveness of the Shelf Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, the Shelf Registration Statement will be deemed not have become effective during the period of such interference, until the offering of Registrable Securities pursuant to such registration statement may legally resume and such period shall not count towards the twenty-four month period described in Section 2(c).

     3. Stockholder Information. Each Stockholder agrees to furnish promptly to the Company such information as the Company may reasonably request for use in connection with the Shelf Registration Statement or prospectus or preliminary prospectus included therein and all information required to be disclosed in order to make the information previously furnished to the Company by such Stockholder not materially misleading.

     4. Registration Procedures. In connection with the registration of the Registrable Securities, the Company will as expeditiously as possible:

          (a) furnish to each Stockholder (and to each underwriter, if any) that number of copies of the Shelf Registration Statement, each amendment and supplement thereto, the prospectus included therein (including each preliminary prospectus) and such other documents as the Stockholder may reasonably request in order to facilitate the disposition of such Registrable Securities owned by such Stockholder;

          (b) use its best efforts to register or qualify the Registrable Securities covered by the Shelf Registration Statement under state securities or blue sky laws of any jurisdictions that any Stockholder thereof reasonably requests and to do any and all other acts and things that may be reasonably necessary or advisable to enable the Stockholder to consummate the disposition in those jurisdictions of such Registrable Securities owned by the Stockholder (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (ii) subject itself to taxation in any jurisdiction or (iii) consent to general service of process in any jurisdiction);

          (c) promptly notify each Stockholder at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in the Shelf Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such Stockholder, prepare a supplement or amendment to the prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, the prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

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


          (d) promptly notify each Stockholder of the issuance by the SEC of any stop order suspending the effectiveness of the Shelf Registration Statement or of the suspension by any state securities commission of the qualification of the Registrable Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes;

          (e) promptly notify each Stockholder of any request by the SEC for amendments to the Shelf Registration Statement or amendment to the prospectus contained therein or for additional information relating thereto;

          (f) use its best efforts to cause all Registrable Securities covered by the Shelf Registration Statement to be listed on each securities exchange on which similar securities issued by the Company are then listed;

          (g) provide a transfer agent and registrar for all Registrable Securities covered by the Shelf Registration Statement not later than the effective date of the Shelf Registration Statement;

          (h) in the event of the issuance of any stop order suspending the effectiveness of a registration statement or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Securities included in the Shelf Registration Statement for sale in any jurisdiction, use its best efforts promptly to obtain the withdrawal of the order;

          (i) keep each Stockholder advised in writing as to the initiation of the registration of the Registrable Securities, the status thereof and the Company's compliance with any requests of the SEC with respect thereto. The Company will be permitted to suspend the use of the prospectus which is part of the Shelf Registration Statement in connection with the sales of the Registrable Securities during certain periods of time under certain circumstances relating to pending corporate developments, public filings with the SEC and other events; provided, however, that the days that the use of the prospectus which is part of the Shelf Registration Statement is so suspended will not count towards the twenty-four month period set forth in Section 2(c);

          (j) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the Stockholders or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including effecting a stock split or a combination of shares); and

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          (k) permit any Stockholder which Stockholder, in its sole and exclusive judgment, might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel should be included.

     5. Expenses of Registration. All Registration Expenses incurred in connection with the registration of the Registrable Securities under the Shelf Registration Statement shall be borne by the Company. All Selling Expenses shall be borne by the Stockholders of the Registrable Securities being registered pro rata on the basis of the number of shares of each Stockholder so registered.

     6. Information Available. So long as the Shelf Registration Statement is effective, the Company will furnish to each Stockholder as soon as practicable after it is available, but in the case of the Company's Annual Report to Stockholders, within 120 days after the end of each fiscal year of the Company, one copy of (a) the Company's Annual Report to Stockholders (which Annual Report shall contain financial statements audited in accordance with generally accepted accounting principles by a national firm of certified public accountants), (b) if not included in substance in the Annual Report to Stockholders, its Annual Report on Form 10-KSB, and (c) if not included in substance in its Quarterly Reports to Shareholders, its quarterly reports on Form 10-QSB.

     7. Indemnification.

     (a) The Company will indemnify each Stockholder, each of its officers, directors and partners, stockholders, employees, agents (including such Stockholder's legal counsel and independent accountants), and each person controlling such Stockholder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in the Shelf Registration Statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such Stockholder, each of its officers, directors and partners and such Stockholder's legal counsel and independent accountants, and each person controlling such Stockholder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss,

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damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Stockholder or underwriter and stated to be specifically for use therein or by a Holder's or underwriter's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has been requested to furnish that Stockholder or underwriter with copies of the same.

     (b) Each Stockholder will, if Registrable Securities held by such Stockholder are included in the securities as to which such registration is being effected, indemnify the Company, each of its directors and officers, stockholders, employees and agents (including its legal counsel and independent accountants), each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Stockholder, each of its officers and directors and each person controlling such Stockholder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Stockholders, such directors, officers, stockholders, employees and agents (including its legal counsel and independent accountants), underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Stockholder and stated to be specifically for use therein; provided, however, that the obligation to indemnify will be individual to each Stockholder and shall be limited to an amount equal to the net proceeds received by such Stockholder of Registrable Securities sold in connection with such registration.

     (c) Each party entitled to indemnification under this Section 7 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense; provided, however, that the Indemnifying Party shall pay such expense if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party

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represented by such counsel in such proceeding. The failure of any Indemnified
Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, except to the extent, but only to the extent, that the Indemnifying Party's ability to defend against such claim or litigation is impaired as a result of such failure to give notice. No Indemnifying Party in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

     (d) If the indemnification provided for in this Section 7 is held by a court of competent jurisdiction (by the entry of a final judgment or decree and the expiration of time to appeal or the denial of the last right of appeal) to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

     (e) The parties hereto agree that it would not be just and equitable if contribution pursuant this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(d). Notwithstanding anything herein to the contrary, no participating Stockholder of Registrable Securities will be required to contribute any amount in excess of the amount by which the net amount of proceeds received by such participating Stockholder from the sale of Registrable Securities pursuant to the Shelf Registration Statement exceeds the amount of any damages that such participating Stockholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

     (f) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in an underwriting agreement entered into in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

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     (g) The indemnification and contribution provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Party or any officer, director or controlling person of the Indemnified Party and will survive the completion of any offering of Registrable Securities in the Shelf Registration Statement under this Agreement.

     8. No Inconsistent Agreements. The Company shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the Stockholders in this Agreement.

     9. Adjustments Affecting Registrable Securities. The Company shall not take any action, or permit any change to occur, with respect to its securities which would materially and adversely affect the ability of the Stockholders to include such Registrable Securities in a registration undertaken pursuant to this Agreement or which would materially and adversely affect the marketability of such Registrable Securities in any such registration (including, without limitation, effecting a stock split or a combination of shares).

     10. Transfer of Registration Rights. Subject to the restrictions on transfer contained in the Common Stock Purchase Agreement, the rights of the Stockholders hereunder may be assigned to a transferee or assignee who acquires shares of Common Stock from such Stockholder; provided that the Company is given written notice of such assignment prior to such assignment and that the transferee or assignee agrees in writing to be bound by this Agreement.

     11. Governing Law. This Agreement and the legal relations between the parties arising hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware.

     12. Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties regarding the subject matter hereof. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

     13. Notices, etc. All notices and other communications required or permitted hereunder shall be given in writing and shall be delivered by hand or telecopied or sent, postage prepaid, by registered, certified or express mail or reputable overnight courier service and will be deemed given when so delivered by hand or telecopied, or three business days after being so mailed (one business day in the case of express mail or overnight courier service). All such notices and other communications shall be addressed (a) if to a Stockholder, to such Stockholder's address set forth under the signature of such Stockholder at the foot of this Agreement, or such other address as such Stockholder shall have furnished to the Company, or (b) if to any other Stockholder of any Registrable Securities pursuant to a transfer of Registrable Securities under Section 10, to such address as such Stockholder shall have furnished the Company in writing,

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or, until any such Stockholder so furnishes an address to the Company, then to and at the address of the last Stockholder of such Registrable Securities who has so furnished an address to the Company, or (c) if to the Company, to its address set forth on the signature page of this Agreement the attention of the Corporate Secretary, or at such other address as the Company shall have furnished to the Stockholders.

     14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     15. Amendment. This Agreement may not be orally changed, modified or terminated, nor shall any oral waiver of any of its terms be effective. This Agreement may be changed or modified only by an agreement in writing signed by the Company and each Stockholder.

     16. Waiver. No failure or delay on the part of the Stockholders or any of them in exercising any right, power or privilege hereunder, and no course of dealing between the Company and the Stockholders or any of them shall operate as a waiver thereof nor shall any single or partial exercise of any right, power or privilege hereunder preclude the simultaneous or later exercise of any other right, power or privilege. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Stockholders or any of them would otherwise have. No notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Stockholders or any of them to take any other or further action in any circumstances without notice or demand.

     17. Equitable Relief. The parties hereto agree and declare that legal remedies may be inadequate to enforce the provisions of this Agreement and that equitable relief, including specific performance and injunctive relief, may be used to enforce the provisions of this Agreement.

     18. Benefit and Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the Company, its successors and assigns, and each of the Stockholders and their respective executors, administrators and personal representatives and heirs and their successors and assigns. In the event that any part of this Agreement shall be held to be invalid or unenforceable, the remaining parts thereof shall nevertheless continue to be valid and enforceable as though the invalid portions were not a part hereof.

     19. Headings. The headings are intended only for convenience in finding the subject matter and do not constitute part of the text of this Agreement and shall not be considered in the interpretation of this Agreement.

     20. Delivery by Facsimile. This Agreement and any amendments hereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement was transmitted or communicated through the use of a facsimile machine as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

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     IN WITNESS WHEREOF, the undersigned have executed this Registration Rights
Agreement as of the date set forth above.

                                               INFONOW CORPORATION


                                               By:
                                               Name: Michael W. Johnson
                                               Title: Chief Executive Officer


                                               Address:
                                               1875 Lawrence Street, Suite 1100
                                               Denver, Colorado  80202


                                               RIT CAPITAL PARTNERS, PLC


                                               By:
                                               Name:
                                               Title:


                                               Address:


                                               NR VENTURES, LTD.


                                               By:
                                               Name:
                                               Title:


                                               Address:


                                               PUTNAM INFORMATION SCIENCES
                                               TRUST S.A.


                                               By:
                                               Name:
                                               Title:


                                               Address:


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                                                                       Exhibit A

                                  Stockholders


RIT Capital Partners, Plc

NR Ventures, Ltd.

Putnam Information Sciences Trust